UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2008

CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The Compensation Committee of the Board of Directors of CVB Financial Corp. (“the Committee”) approved the Discretionary Performance Compensation Plan for 2007. The Performance Plan provides for bonus compensation based on the achievement of certain performance goals. On January 16, 2008, the Committee met to review goals in the Performance Plan and determined that the goals were met. Based on the Performance Plan, the named executive officers of the CVB Financial Corp. will receive the following 2007 bonus amounts payable in February 2008 as follows:

Named Executive Officer	Amount of 2007 Cash Bonus
Christopher D. Myers	$230,000
Edward J. Biebrich, Jr.	$75,000
Jay W. Coleman	$50,000
Edward J. Mylett, Jr.	$75,000
Christopher A. Walters	$30,000

Item 2.02	Results of Operations and Financial Condition

On January 17, 2008, CVB Financial Corp. issued a press release setting forth its fourth quarter ending December 31, 2007 earnings. A copy of this press release is attached hereto as Exhibit 99.1 and is being furnished pursuant to this Item 2.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.

(Registrant)

Date: January 16, 2008	By:	/s/ Edward J. Biebrich Jr.
Edward J. Biebrich Jr.,

Executive Vice President and Chief
Financial Officer

Exhibit Index

99.1	Press Release, dated January 17, 2008